UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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AURINIA PHARMACEUTICALS INC.

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Glass Lewis Recommends Aurinia Shareholders Vote “FOR” ALL Company Director Nominees at 2023 Annual Meeting Leading independent proxy advisor also recommends shareholders vote for say-on- pay, equity incentive plan amendment, and appointment of auditors Company reminds shareholders to vote today to protect the value of their investment and ensure Aurinia’s continued momentum Shareholders with questions or who require assistance voting their shares should contact Laurel Hill Advisory Group toll free within North America at 1-877-452-7184 (1-416-304-0211 outside North America), or by email at assistance@laurelhill.com. EDMONTON, Alberta – April 28, 2023 -Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) (“Aurinia” or the “Company”) today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisor, has recommended that Aurinia shareholders vote FOR ALL proposals at the Company’s 2023 Annual General Meeting (the “Meeting”), including the re- election to the Board of Directors (the “Board”) of all eight incumbent directors and the approval of the Company’s say-on-pay resolution. Glass Lewis is an independent proxy advisor to institutional investors, covering 30,000 shareholder meetings each year, across approximately 100 global markets. Their customers include the majority of the world’s largest pension plans, mutual funds, and asset managers who collectively manage over $40 trillion in assets. The Board encourages all shareholders eligible to vote at the Meeting to do so today using the instructions provided below. The virtual-only meeting will be held via live audio webcast online using the LUMI meeting platform at https://web.lumiagm.com/467056294 (password (case sensitive): aurinia2023) on Wednesday, May 17, 2023 at 12:00 pm, Eastern Time. Aurinia has the right Board and management team to drive continued momentum and enhance shareholder value. Our Board and management team have the right skills and expertise to continue to unlock value for all shareholders. Each director brings deep expertise in areas critical to the growth of our business, including the commercialization of pharmaceutical and biotech products, business development, and international pharmaceutical operations. Additionally, five of our eight directors bring R&D experience, six have clinical development expertise, and four have served in c-suite roles.

Aurinia’s Board and management team remain focused on building upon the recent and growing momentum in the LUPKYNIS® (voclosporin) business: • Increased net sales more than 194% in 2022. • Continued progress in key commercial areas of growth in patient start forms, faster conversion rates (time it takes to get a patient on therapy), improved adherence, and persistency (duration of therapy) rates in support of LN patients on therapy. • Patients on therapy continue to grow quarter-on-quarter since launch. • Recently issued a new method of use patent (U.S. Patent No. 11,622,991) for LUPKYNIS, adding intellectual property protection out to 2037 in the U.S. • Achieved numerous milestones in the globalization of LUPKYNIS in partnership with Otsuka, including approvals in the UK and EU, launches in several EU countries and regulatory filings in Japan. Our executive compensation aligns pay with performance to support continued value creation. Our Compensation Committee, which is comprised entirely of independent directors, makes all compensation decisions while leveraging advice from an independent third-party compensation consultant. The Compensation Committee conducts a rigorous and thorough review of market practices, especially those of peers, the general marketplace and other industry data points to determine performance targets, pay mix and levels that will best align management’s interests with those of shareholders and support continued value creation. Over the past year Aurinia has extensively engaged with shareholders on executive compensation and other important matters. Based on these conversations, the Board made several changes to its executive compensation program, including: • Introducing a share ownership policy for our directors and executive officers; • Adopting a clawback policy for our executive officers; and • Incorporating performance-based metrics into the annual equity grants for executives. AURIANA SHAREHOLDERS: PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING ONLINE, BY MAIL, OR TELEPHONE TODAY. How to Vote Shareholders of record of the Company’s common shares at the close of business on April 12, 2023 may vote online at the Meeting, vote by proxy by mail, over the telephone or through the Internet.

• To vote by mail using the proxy card, simply complete, sign and date the proxy card delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting by 12:00 p.m. (Eastern Time) on May 15, 2023, or no later than 48 hours (excluding Saturdays, Sundays, and holidays) before any adjournment or postponement of the Meeting, we will vote your shares as you direct. • To vote over the telephone, dial toll-free 1-866-732-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. • To vote through the Internet, go to www.investorvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card. Questions or Require Voting Assistance? Contact our proxy solicitation agent, Laurel Hill Advisory Group toll free within North America at 1-877-452-7184 (1-416-304-0211 outside North America), or by email at assistance@laurelhill.com. About LUPKYNIS LUPKYNIS® is the first U.S. FDA- and EC-approved oral medicine for the treatment of adult patients with active LN. LUPKYNIS is a novel, structurally modified calcineurin inhibitor (CNI) with a dual mechanism of action, acting as an immunosuppressant through inhibition of T cell activation and cytokine production and promoting podocyte stability in the kidney. The recommended starting dose of LUPKYNIS is three capsules twice daily with no requirement for serum drug monitoring. Dose modifications can be made based on Aurinia’s proprietary personalized eGFR-based dosing protocol. Boxed Warning, warnings, and precautions for LUPKYNIS are consistent with those of other CNI-immunosuppressive treatments. About Aurinia Aurinia Pharmaceuticals is a fully integrated biopharmaceutical company focused on delivering therapies to treat targeted patient populations with a high unmet medical need that are impacted by autoimmune, kidney and rare diseases. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy dedicated to the treatment of adult patients with active lupus nephritis. The Company’s head office is in Edmonton, Alberta, its U.S. commercial office is in Rockville, Maryland. The Company focuses its development efforts globally.